Exhibit 1.1

CALLIDITAS THERAPEUTICS AB

[●] Common Shares (Quota Value SEK 0.04 Per Share)
(including [●] American Depositary Shares, each Representing Two Common Shares)

Underwriting Agreement

January [●], 2021

Citigroup Global Markets Inc.

Jefferies LLC

Citigroup Global Markets Limited

Jefferies International Limited

Jefferies GmbH

As Representatives of the several Underwriters,

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

c/o Jefferies LLC

520 Madison Avenue

New York, New York 10022

c/o Citigroup Global Markets Limited

Citigroup Centre

Canada Square

Canary Wharf

London E14 5LB

United Kingdom

c/o Jefferies International Limited

100 Bishopsgate

London EC2N 4JL

United Kingdom

c/o Jefferies GmbH

Bockenheimer Landstrasse 24

60323 Frankfurt am Main

Germany

Ladies and Gentlemen:

Calliditas Therapeutics AB, a Swedish public limited liability company (the “Company”), proposes to issue and sell to the Underwriters (as defined below) an aggregate of (i) [●] common shares, quota value SEK 0.04 per share (“Common Shares”), of the Company to be delivered in the form of [●] American Depositary Shares (“ADSs”), each representing two Common Shares in a public offering in the United States (the “Public Offering”) and (ii) [●] Common Shares of the Company in a private placement in Europe and countries outside the United States (the “Private Placement”). The aggregate of [●] ADSs so proposed to be issued and sold in the Public Offering are hereinafter referred to as the “Firm ADSs”, the aggregate of [●] Common Shares to be issued and sold in the Private Placement are hereinafter referred to as the “Firm Shares”, and the Firm ADSs and Firm Shares are hereinafter collectively referred to as the “Firm Securities”. The Company also proposes to grant to the Underwriters an option to purchase up to [●] additional Common Shares, which may be in the form of (i) ADSs (the “Option ADSs”) and/or (ii) Common Shares (the “Option Shares” and, together with the Option ADSs, the “Option Securities”) in the Private Placement. The Firm Shares and the Option Shares are hereinafter collectively referred to as the “Offered Shares” and the Firm ADSs and the Option ADSs are hereinafter collectively referred to as the “Offered ADSs.” The Option Securities and the Firm Securities are hereinafter called the “Offered Securities”. The new Common Shares underlying the Offered ADSs are herein called the “Underlying Shares.”

The Offered ADSs will be evidenced by American Depositary Receipts (“ADRs”) and issued pursuant to that certain Deposit Agreement dated as of June 9, 2020 (the “Deposit Agreement”), by and among the Company, Citibank, N.A. as depositary (the “Depositary”) and all holders and beneficial owners of ADSs issued thereunder. The Company shall, following subscription by the Underwriters of the Offered Securities pursuant to this Agreement, deposit, on behalf of the Underwriters, the Underlying Shares being delivered in the form of ADSs with Citibank Europe plc as custodian (the “Custodian”) for the Depositary, which shall deliver the Offered ADSs to the Representatives for the account of the several Underwriters for subsequent delivery to the other several Underwriters or the investors, as the case may be.

The term “Representatives” or “you” as used herein shall mean, with respect to the Public Offering and sale of the Offered ADSs, Citigroup Global Markets Inc. and Jefferies LLC, as representatives of the several underwriters named in the first table in Schedule I hereto (the “U.S. Underwriters”), and, with respect to the Private Placement and sale of the Offered Shares, Citigroup Global Markets Limited, Jefferies International Limited and Jefferies GmbH, as representatives of the several underwriters named in the second table in Schedule I hereto (the “EU Underwriters” and, together with the U.S. Underwriters, the “Underwriters”). The division of services between Jefferies International Limited and Jefferies GmbH shall be determined at Jefferies' absolute discretion, whereby regulated services with respect to EU 27 countries and EU 27 investors shall be undertaken by Jefferies GmbH only. References herein to the “Underwriters” shall mean, with respect to the Public Offering and sale of the Offered ADSs, the U.S. Underwriters, and, with respect to the Private Placement and sale the Offered Shares, the EU Underwriters. The Offered Shares offered in the Private Placement will be offered in the context of a private placement to institutional investors including (i) in Sweden and other member states of the European Economic Area (the “EEA”) to “qualified investors” within the meaning of article 2(e) of the Prospectus Regulation (as defined below) and (ii) in the United Kingdom to “qualified investors” as defined in Article 2 of the Prospectus Regulation as it forms part of domestic law in the United Kingdom by virtue of the European Union (Withdrawal) Act 2018 who are persons who (a) have professional experience in matters relating to investments falling within the definition of "investment professionals" in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the "Order") and/or (b) are high net worth bodies corporate, unincorporated associations or partnerships or trustees of high value trusts as described in Article 49(2)(a) to (d) of the Order. To the extent there are no additional Underwriters listed on Schedule I other than you, the term Representatives as used in this Agreement shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires.

Unless the context otherwise requires, each reference to the Offered Securities or Offered ADSs herein also includes the Underlying Shares and the ADRs evidencing such ADSs. Unless the context otherwise requires, each reference to the Offered Securities, the Offered Shares or the Offered ADSs, as the case may be, refers to the Firm Securities, the Firm Shares or the Firm ADSs, respectively, and, to the extent the Underwriters’ option referred to in Section 2(b) of this Agreement is exercised, any Option Securities, Option Shares or Option ADSs, respectively, purchased pursuant to such option. The use of the neuter in this Agreement shall include the feminine and masculine wherever appropriate.

As used in this Agreement, the “Registration Statement” means the registration statement referred to in Section 1(a) hereof, including the exhibits, schedules and financial statements and any prospectus supplement relating to the Offered Securities that is filed with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”) and deemed part of such registration statement pursuant to Rule 430A under the Securities Act (“Rule 430A”), as amended at the date and time that this Agreement is executed and delivered by the parties hereto (the “Execution Time”), and, in the event any post-effective amendment thereto or any registration statement and any amendments thereto filed pursuant to Rule 462(b) under the Securities Act (a “Rule 462(b) Registration Statement”) becomes effective prior to the Closing Date (as defined in Section 3 hereof), shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be; the “Effective Date” means each date and time that the Registration Statement and the ADR Registration Statement (as defined below), any post-effective amendment or amendments thereto or any Rule 462(b) Registration Statement became or becomes effective, as applicable; the “Preliminary Prospectus” means any preliminary prospectus with respect to the offering of the Offered Securities included in the Registration Statement at the Effective Date that omits information with respect to the Offered Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A (“Rule 430A Information”); and the “Prospectus” means the prospectus relating to the Offered Securities that is first filed pursuant to Rule 424(b) under the Securities Act (“Rule 424(b)”) after the Execution Time.

The Public Offering and the Private Placement will be completed on basis of an available prospectus exemption set out in Regulation (EU) 2017/1129 of the European Parliament and of the Council of 14 June 2017 on the prospectus to be published when securities are offered to the public or admitted to trading on a regulated market, and repealing Directive 2003/71/EC, which, jointly with the Commission Delegated Regulation (EU) 2019/979 of 14 March 2019 and the Commission Delegated Regulation (EU) 2019/980 of 14 March 2019, is referred to as the “Prospectus Regulation”, and, accordingly, no offer prospectus or other offering documents will be required to be prepared under the Prospectus Regulation in connection with the Offering Public Offering and the Private Placement.

As used in this Agreement, the “Disclosure Package” shall mean (i) the Preliminary Prospectus, as generally distributed to investors and used to offer the Offered Securities, (ii) any issuer free writing prospectus, as defined in Rule 433 under the Securities Act (“Rule 433” and, any such issuer free writing prospectus, an “Issuer Free Writing Prospectus”), identified in Schedule II hereto, and (iii) any other free writing prospectus, as defined in Rule 405 under the Securities Act (“Rule 405” and, any such free writing prospectus, a “Free Writing Prospectus”), that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

1.	Representations and Warranties.

The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.

(a)               The Company has prepared and filed with the SEC a registration statement (File No. 333-[●]) on Form F-1, including a related Preliminary Prospectus, for the registration of the offering and sale of the Offered Securities under the Securities Act. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, has become effective. The Company may have filed one or more amendments thereto, including the related Preliminary Prospectus, each of which has previously been furnished to you. The Company will file with the SEC a final Prospectus relating to the Offered Securities in accordance with Rule 424(b) after the Execution Time. As filed, such final Prospectus shall contain all information with respect to the Offered Securities and the offering thereof required by the Securities Act and the rules thereunder and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein.

(b)               When the Prospectus is first filed in accordance with Rule 424(b), on the Closing Date and on any date on which Option Securities are purchased, if such date is not the Closing Date (a “settlement date”), the Prospectus (and any supplement thereto) will comply in all material respects with the applicable requirements of the Securities Act and the rules thereunder; on the Effective Date, at the Execution Time and on the Closing Date, the Registration Statement complied and will comply in all material respects with the applicable requirements of the Securities Act and the rules thereunder, and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, each Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(c)               The Company has filed with the SEC a registration statement (File No. 333-238726) on Form F-6 for the registration under the Securities Act of the offering and sale of the Offered ADSs (such registration statement, including all exhibits thereto, at the time it became effective, being hereinafter referred to as the “ADR Registration Statement”), and the ADR Registration Statement has become effective under the Securities Act. The Company may have filed one or more amendments thereto, each of which has previously been furnished to you. Such ADR Registration Statement at the time of its effectiveness did comply and on the Closing Date, will comply, in all material respects with the applicable requirements of the Securities Act and the rules thereunder and at the time of its Effective Date and at the Execution Time, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading.

(d)               A registration statement on Form 8-A (File No. 001-39308), and any amendments thereto, in respect of the registration of the Offered Securities under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder (collectively, the “Exchange Act”) has been filed with the SEC; such registration statement in the form heretofore delivered to the Representatives and, excluding exhibits, to the Representatives for each of the other Underwriters, has been declared effective by the SEC; no other document with respect to such registration statement has heretofore been filed with the SEC; no stop order suspending the effectiveness of such registration statement has been issued and, to the knowledge of the Company, no proceeding for that purpose has been initiated or threatened by the SEC (the various parts of such registration statement, including all exhibits thereto, each as amended at the time such part of the registration statement became effective, being hereinafter called the “Form 8-A Registration Statement”); and the Form 8-A Registration Statement when it became effective complied, and any further amendments thereto will comply, in all material respects with the Exchange Act, and did not, as of the applicable effective date, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

(e)               The Public Offering and the Private Placement will be completed on the basis of an available prospectus exemption set out in the Prospectus Regulation and, accordingly, the Company will not be required to prepared any prospectus under the Prospectus Regulation in connection with the Public Offering or the Private Placement.

(f)                The issuance of the Offered Shares and the Underlying Shares has been duly authorized and the Offered Shares and the Underlying Shares will, in each case, upon payment, issuance and registration with the Swedish Companies Registration Office (Bolagsverket), constitute valid, fully paid and non-assessable shares that are freely transferable, without the need to obtain any approval or authorization in connection therewith, under the Company’s Articles of Association and there are vis-à-vis the Company no other restrictions on subsequent transfers of the Offered Securities or on the voting rights of the Offered Securities by the Underwriters; and the issuance of the Offered Securities is not subject to the preemptive or other similar rights of any security holder of the Company. The Offered Shares and the Underlying Shares will, once registered with Swedish Companies Registration Office and upon admission to trading on Nasdaq Stockholm, conform to all statements relating thereto contained in the Registration Statement, the Disclosure Package and the Prospectus and such descriptions conform to the rights set forth in the instruments defining the same. No holder of the Offered Securities will be subject to personal liability by reason of being such a holder. Upon the delivery to the Custodian of the Underlying Shares, the Depositary will, subject to the terms of the Deposit Agreement, acquire good, marketable and valid title to such Underlying Shares, free and clear of all pledges, liens, security interests, charges, claims or encumbrances of any kind.

(g)               Except as described in each of the Disclosure Package and the Prospectus, all dividends and other distributions declared and payable on the Common Shares may under current Swedish law and regulations be paid to the Depositary and to the holders of the Offered Securities, as the case may be, in Swedish Krona and may be converted into foreign currency that may be transferred out of the Kingdom of Sweden in accordance with the Deposit Agreement.

(h)               The Company is not currently a Passive Foreign Investment Company (“PFIC”) within the meaning of Section 1296 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), and does not expect to become a PFIC in the future.

(i)                 The Company is not currently a Controlled Foreign Corporation (“CFC”) within the meaning of Section 957 of the Code, and does not expect to become a CFC in the future.

(j)                 The Company is not currently a “foreign personal holding company” within the meaning of the Code.

(k)               (i) The Disclosure Package and the price to the public, the number of Firm Securities and the number of Option Securities to be included on the cover page of the Prospectus, when taken together as a whole, (ii) each electronic road show, when taken together as a whole with the Disclosure Package and the price to the public, the number of Firm Securities and the number of Option Securities to be included on the cover page of the Prospectus, and (iii) any individual Written Testing-the-Waters Communication, when taken together as a whole with the Disclosure Package and the price to the public, the number of Firm Securities and the number of Option Securities to be included on the cover page of the Prospectus, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(l)                 (i) At the time of filing the Registration Statement and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the SEC pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(m)             From the time of initial confidential submission of the Registration Statement to the SEC (or, if earlier, the first date on which the Company engaged directly or through any Person authorized to act on its behalf in any Testing-the-Waters Communication) through the Execution Time, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act.

(n)               The Company (i) has not alone engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Representatives with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501 under the Securities Act and (ii) has not authorized anyone other than Citigroup Global Markets Inc. and Jefferies LLC to engage in Testing-the-Waters Communications. The Company reconfirms that each of Citigroup Global Markets Inc. and Jefferies LLC have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications other than those listed on Schedule III hereto. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405.

(o)               Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(p)               Each of the Company and its subsidiaries has been duly incorporated or organized and is validly existing as a corporation or other organization in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except when the failure to be qualified or in good standing would not reasonably be expected, individually or in the aggregate, to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”).

(q)               The Company’s issued share capital is as set forth in the Disclosure Package and the Prospectus under the heading “Capitalization”; the share capital of the Company conforms to the description thereof contained in the Disclosure Package and the Prospectus; and, except as set forth in the Disclosure Package and the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for shares or ownership interests in the Company are outstanding.

(r)                All the outstanding share capital of each subsidiary have been duly and validly authorized and issued and are fully paid and non-assessable, and, except as otherwise set forth in the Disclosure Package and the Prospectus, all outstanding share capital of the subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.

(s)                There is no franchise, contract or other document of a character required to be described in the Registration Statement, the ADR Registration Statement or the Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required (and the Preliminary Prospectus contains in all material respects the same description of the foregoing matters contained in the Prospectus); and the statements in the Preliminary Prospectus and the Prospectus under the headings “Material Income Tax Considerations,” “Risk Factors—Risks Related to Intellectual Property,” “Risk Factors—Risks Related to the Discovery, Development and Commercialization of Our Product Candidates,” “Business—Intellectual Property,” “Business—Government Regulation” and “Description of Share Capital and Articles of Association,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

(t)                 This Agreement has been duly authorized, executed and delivered by the Company.

(u)               The Deposit Agreement has been duly authorized, executed and delivered by the Company. Assuming due authorization, execution and delivery by the Depositary, the Deposit Agreement constitutes a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability. Upon (i) issuance by the Depositary of the Offered ADSs against the deposit of the Underlying Shares in respect thereof and/or (ii) due execution and delivery by the Depositary of ADRs evidencing the Offered ADSs against the deposit of the Underlying Shares in respect thereof, in accordance with the provisions of the Deposit Agreement, such ADSs and/or ADRs will be duly and validly issued and the persons in whose names the ADSs and/or the ADRs are registered will be entitled to the rights specified therein and in the Deposit Agreement; the deposit of the Underlying Shares with the Depositary and the issuance of the Offered ADSs in respect thereof and the ADRs evidencing the same as contemplated by this Agreement and the Deposit Agreement is not subject to the preemptive or other similar rights of any securityholder of the Company; and the Deposit Agreement and the ADSs and ADRs conform to the descriptions thereof contained in the Registration Statement, the Disclosure Package and the Prospectus.

(v)               The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Disclosure Package and the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

(w)             No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein or in the Deposit Agreement, except such as have been obtained under the Securities Act and such as may be required under the listing rules of the Nasdaq Stock Market, applicable rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and the blue sky laws of any jurisdiction or the Swedish Companies Act (Aktiebolagslagen (2005:551)), as amended, in connection with the purchase and distribution of the Offered Securities by the Underwriters in the manner contemplated herein and in the Disclosure Package and the Prospectus. Without limitation, the Company has not, directly or indirectly, without giving effect to activities by the Underwriters, caused the Offered Securities to be, and will not cause them to be, the subject of an offer to the public in the Kingdom of Sweden (or in any other EU Member State) for the purposes of Swedish law (or any laws of any other EU Member State) or in the United Kingdom for the purposes of law in the United Kingdom, and no invitation or inducement to acquire them has been or will be made by the Company, directly or indirectly, without giving effect to activities of the Underwriters, which would be prohibited by Swedish law (or any laws of any other EU Member State) or law in the United Kingdom.

(x)               Neither the issue and sale of the Offered Securities nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms of this Agreement or of the Deposit Agreement or the execution or delivery of this Agreement or the Deposit Agreement will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the articles of association or bylaws of the Company or any of its subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties (including, without limitation, the rules and regulations of Nasdaq Stockholm), except in the case of clause (ii) and (iii) for any such breach, violation or imposition as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect and as would not have a material adverse effect on the ability of the Underwriters to execute the transactions contemplated by this agreement.

(y)               No holders of securities of the Company have rights to the registration of such securities under the Registration Statement.

(z)               The consolidated historical financial statements, together with the related notes and schedules, of the Company and its consolidated subsidiaries included in the Preliminary Prospectus, the Prospectus and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the Company and its consolidated subsidiaries as of the dates and for the periods indicated, comply as to form in all material respects with the applicable accounting requirements of the Securities Act. Such statements and related notes and schedules have been prepared in accordance with International Financial Reporting Standards, as adopted by the International Accounting Standards Board (“IFRS”), and in compliance with the financial reporting requirements of Swedish law, in each case applied on a consistent basis throughout the periods involved except as may be set forth in the related notes included in the Prospectus. The consolidated historical financial statements, together with the related notes, of Genkyotex S.A. and its consolidated subsidiary included in the Preliminary Prospectus, the Prospectus and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of Genkyotex S.A. and its consolidated subsidiary as of the dates and for the periods indicated, comply as to form in all material respects with the applicable accounting requirements of the Securities Act. Such statements and related notes have been prepared in accordance with IFRS, as adopted by the International Accounting Standards Board, and, with respect to the nine month period ended September 30, 2020, in accordance with IAS 34 “Interim financial reporting”, applied on a consistent basis throughout the periods involved except as may be set forth in the related notes included in the Prospectus, except that they do not include comparative financial information as of and for the year ended December 31, 2018 and for the nine-month period ended September 30, 2019 as required by IAS 1 “Presentation of Financial Statements”. The financial statements, together with the related notes and schedules, included in the Preliminary Prospectus, the Prospectus and the Registration Statement comply in all material respects with Regulation S-X. No other financial statements or supporting schedules or exhibits are required by Regulation S-X to be described or included in the Preliminary Prospectus, the Prospectus and the Registration Statement. The selected financial data set forth under the caption “Selected Consolidated Financial Data” in the Preliminary Prospectus, the Prospectus and Registration Statement fairly present in all material respects, on the basis stated in the Preliminary Prospectus, the Prospectus and the Registration Statement, the information included therein. The pro forma financial statements included in the Preliminary Prospectus, the Prospectus and the Registration Statement include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included in the Preliminary Prospectuses, the Prospectuses and the Registration Statement. The pro forma financial statements included in the Preliminary Prospectuses, the Prospectuses and the Registration Statement comply as to form in all material respects with the applicable accounting requirements of Regulation S-X and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements

(aa)            No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the knowledge of the Company, threatened that (i) would reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) could reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(bb)           Each of the Company and each of its subsidiaries owns or leases all such properties as are necessary to the conduct of its operations as presently conducted, and except as would not reasonably be expected to have a Material Adverse Effect.

(cc)            Neither the Company nor any subsidiary is in violation or default of: (i) any provision of its articles of association or bylaws, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, except in case of clauses (ii) and (iii), for any such violation or default as would not reasonably expected, individually or in the aggregate, to have a Material Adverse Effect.

(dd)           (i) Ernst & Young AB, who have audited the consolidated financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included in the Disclosure Package and the Prospectus, are independent public accountants with respect to the Company within the meaning of the Securities Act and the applicable published rules and regulations thereunder. (ii) KPMG S.A., who have audited the consolidated financial statements of Genkyotex S.A. and its subsidiary included in the Disclosure Package and the Prospectus and who have delivered their report with respect thereto, are independent certified public accountants with respect to Genkyotex S.A. under Rule 101 of the AICPA Code of Professional Conduct, and its interpretations and rulings, which is accepted by the SEC for audits of acquiree financial statements pursuant to Rule 3-05 of Regulation S-X

(ee)            No stamp, documentary, issuance, registration, transfer or other similar taxes or duties are payable by or on behalf of the Underwriters, the Company or any of its subsidiaries in the Kingdom of Sweden, the United States, any state or political subdivision thereof or to any taxing authority thereof or therein in connection with (i) the execution, delivery or consummation of this Agreement, (ii) the creation, allotment and issuance of the Offered Securities by the Company, (iii) the sale and delivery of the Offered Securities by the Company to the Underwriters or purchasers procured by the Underwriters, or (iv) the resale and delivery of the Offered Securities by the Underwriters in the manner contemplated herein.

(ff)              The Company and each of its subsidiaries have filed all tax returns that are required to be filed or have requested extensions thereof (except in any case in which the failure to so file would not have a Material Adverse Effect or except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto)) and have paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect or except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto). No tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does the Company nor any of its subsidiaries have any notice or knowledge of any tax deficiency which would reasonably be expected to be determined adversely to the Company or any of its subsidiaries and which would reasonably be expected to have) a Material Adverse Effect on the Company and its subsidiaries, taken as a whole.

(gg)           No labor problem or dispute with the employees of the Company or any of its subsidiaries exists or is threatened in writing or, to the Company’s knowledge, imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, that would be reasonably expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(hh)           The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company reasonably believes are prudent and customary in the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no material claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect.

(ii)              No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s share capital, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(jj)              The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by all applicable authorities necessary to conduct their respective businesses, except where the failure to possess such license, certificate, permit and other authorization would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(kk)           The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as otherwise set forth in the Prospectus, the Company and its subsidiaries’ internal controls over financial reporting are effective and the Company and its subsidiaries are not aware of any material weakness in their internal controls over financial reporting. Neither the Company nor any of its subsidiaries has any material off-balance sheet financing arrangement as defined in accordance with IFRS.

(ll)              The Company and its subsidiaries maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act; such disclosure controls and procedures are effective.

(mm)           The Company has not taken, directly or indirectly (without giving effect to the activities of the Underwriters), any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

(nn)           The Company and its subsidiaries are (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, the “Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability under any environmental law, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect. Except as set forth in the Disclosure Package and the Prospectus, neither the Company nor any of the subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

(oo)           None of the following events has occurred or exists, except where the occurrence of any such event would not reasonably be expected to result in a Material Adverse Effect: (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or any foreign equivalent, and the regulations and published interpretations thereunder with respect to a Plan, determined without regard to any waiver of such obligations or extension of any amortization period; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal or state governmental agency or any foreign regulatory agency with respect to the employment or compensation of employees by any of the Company or any of its subsidiaries; (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by the Company or any of its subsidiaries . None of the following events has occurred or is reasonably likely to occur, except where the occurrence of any such event would not reasonably be expected to result in a Material Adverse Effect: (i) an increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Company and its subsidiaries compared to the amount of such contributions made in the most recently completed fiscal year of the Company and its subsidiaries; (ii) an increase in the “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) of the Company and its subsidiaries compared to the amount of such obligations in the most recently completed fiscal year of the Company and its subsidiaries; (iii) any event or condition giving rise to a liability under Title IV of ERISA (or any foreign equivalent); or (iv) the filing of a claim by one or more employees or former employees of the Company or any of its subsidiaries related to their employment. For purposes of this paragraph, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which the Company or any of its subsidiaries may have any liability.

(pp)           There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection thereunder (the “Sarbanes-Oxley Act”), that are in effect and with which the Company is required to comply as of the effectiveness of the Registration Statement, including Section 402 relating to loans.

(qq)           Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has (i) taken any action, directly or indirectly, that could result in a violation or a sanction for violation by such persons of the U.S. Foreign Corrupt Practices Act of 1977 or the U.K. Bribery Act 2010, each as may be amended, or any similar law of any other relevant jurisdiction, or the rules or regulations thereunder (collectively, “Anti-Corruption Laws”); (ii) promised, offered, provided, attempted to provide, or authorized the provision of money or anything of value, directly or indirectly, to any person for the purpose of obtaining or retaining business, influencing any act or decision of the recipient, or securing any improper advantage; or (iii) made, offered, agreed, or requested any unlawful bribe or unlawful benefit including, without limitation, any rebate, payoff, influence payment, kickback, or other unlawful or improper payment or benefit. The Company and its subsidiaries have instituted and maintain policies and procedures to ensure compliance with Anti-Corruption Laws. No part of the proceeds of the offering will be used, directly or indirectly, in violation of Anti-Corruption Laws.

(rr)              The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(ss)             Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate or other person acting on behalf of the Company or any of its subsidiaries (i) is, or is controlled or 50% or more owned in the aggregate by or is acting on behalf of, one or more individuals or entities that are currently the subject of any sanctions administered or enforced by the United States (including any administered or enforced by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State or the Bureau of Industry and Security of the U.S. Department of Commerce), the United Nations Security Council, the European Union, a member state of the European Union (including sanctions administered or enforced by Her Majesty’s Treasury of the United Kingdom) or other relevant sanctions authority (collectively, “Sanctions” and such persons, “Sanctioned Persons” and each such person, a “Sanctioned Person”), (ii) is located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions that broadly prohibit dealings with that country or territory (collectively, “Sanctioned Countries” and each, a “Sanctioned Country”) or (iii) will, directly or indirectly, use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other individual or entity in any manner that would result in a violation of any Sanctions by, or could result in the imposition of Sanctions against, any individual or entity (including any individual or entity participating in the offering, whether as underwriter, advisor, investor or otherwise).

(tt)              Neither the Company nor any of its subsidiaries has engaged in any dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country, in the preceding three years, nor does the Company or any of its subsidiaries have any plans to engage in dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country.

(uu)           The subsidiaries listed on Exhibit 21.1 to the Registration Statement are the only “significant subsidiaries” of the Company as defined by Rule 1-02 of Regulation S-X.

(vv)           The Company and its subsidiaries own, possess, license or have other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of the Company’s business as now conducted or as proposed in the Disclosure Package and Prospectus to be conducted. Except as set forth in the Disclosure Package and the Prospectus under the caption “Business—Intellectual Property,” (a) there are no rights of third parties to any such Intellectual Property; (b) to the knowledge of the Company, there is no material infringement by third parties of any such Intellectual Property; (c) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim; (d) the Intellectual Property has not been adjudged by a court of competent jurisdiction invalid or unenforceable, in whole or in part, (e) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (f) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others that the Company infringes, misappropriates or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any other fact which would form a reasonable basis for any such claim; and (g) there is no prior art of which the Company is aware that may render any patent held by the Company invalid or any patent application held by the Company un-patentable which has not been disclosed to the U.S. Patent and Trademark Office.

(ww)       Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of any of the Underwriters; and (ii) does not intend to use any of the proceeds from the sale of the Offered Securities hereunder to repay any outstanding debt owed to any affiliate of any of the Underwriters.

(xx)           The Company (i) is, and at all relevant times has been, in compliance with all applicable Health Care Laws (as defined below) related to the regulation of the ownership, testing, development, manufacture, packaging, processing, use, distribution, marketing, advertising, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product manufactured or distributed by or for the Company, except where the failure to comply would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. For the purposes of this Agreement, Health Care Laws means: (1) Federal Food, Drug and Cosmetic Act (21 U.S.C. §301 et seq.); (2) all applicable federal, state, local and all foreign civil and criminal laws relating to health care fraud and abuse, including but not limited to the federal Anti-Kickback Statute (42 U.S.C. §1320a-7b(b)), the civil False Claims Act (31 U.S.C. §§ 3729 et seq.), criminal false statements (42 U.S.C. §1320a-7b(a)), the health care fraud criminal provisions under the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) (42 U.S.C. §§ 1320d et seq.), the exclusions law (42 U.S.C. § 1320a-7), the U.S. Physician Payments Sunshine Act (42 U.S.C. § 1320a-7h), and the civil monetary penalties law (42 U.S.C. §1320a-7a); (3) Medicare (Title XVIII of the Social Security Act); (4) Medicaid (Title XIX of the Social Security Act); (5) HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act of 2009 (42 U.S.C. §§ 17921 et seq.); (6) the Patient Protection and Affordable Care Act (Pub. Law 111-148), as amended by the Health Care and Education Affordability Reconciliation Act of 2010 (Pub. Law 111-152), the regulations promulgated pursuant to such laws, and any successor government programs and comparable state laws; (7) regulations relating to Good Clinical Practices and Good Laboratory Practices; and (8) all other local, state, federal, national and foreign health care laws applicable to the regulation of the ownership, testing, development, manufacture, packaging, processing, use, distribution, marketing, advertising, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product manufactured or distributed by or for the Company; (ii) has not received any written notice from any court or arbitrator or governmental or regulatory authority or third party alleging or asserting noncompliance with any Health Care Laws or any licenses, exemptions, certificates, approvals, clearances, authorizations, permits, registrations and supplements or amendments thereto required by any such Health Care Laws (“Authorizations”); (iii) possesses all necessary Authorizations and such Authorizations are valid and in full force and effect and are not in violation of any term of any such Authorizations; (iv) has not received written notice of any claim, action, suit, proceeding, hearing, enforcement, investigation arbitration or other action from any court or arbitrator or governmental or regulatory authority or third party alleging that any product operation or activity is in violation of any Health Care Laws or Authorizations nor, to the knowledge of the Company, is any such claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action threatened; (v) has not received any written notice that any court or arbitrator or governmental or regulatory authority has taken, is taking or intends to take, action to materially limit, suspend, materially modify or revoke any Authorizations nor, to the knowledge of the Company, is any such limitation, suspension, modification or revocation threatened; (vi) has filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Health Care Laws or Authorizations and all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were materially complete and accurate on the date filed (or were corrected or supplemented by a subsequent submission); and (vii) has not, nor have any of its officers or directors, nor, to the knowledge of the Company, have any of its employees, been excluded, suspended or debarred from participation in any U.S. state or federal health care program or human clinical research or subject to a governmental inquiry, investigation, proceeding, or other any other Action that could reasonably be expected to result in debarment, suspension, or exclusion; and (viii) is not a party to any corporate integrity agreements, monitoring agreements, consent decrees, settlement orders, or similar agreements with or imposed by any governmental or regulatory authority.

(yy)           The clinical trials and pre-clinical studies conducted by or on behalf of or sponsored by the Company, or in which the Company has participated, that are described in the Registration Statement, the Disclosure Package and the Prospectus or the results of which are referred to in the Registration Statement, the Disclosure Package and the Prospectus, as applicable, and are intended to be submitted to Regulatory Authorities as a basis for product approval, were and, if still pending, are being conducted in all material respects in accordance with standard medical and scientific research procedures and all applicable statutes, rules and regulations of the U.S. Food and Drug Administration (the “FDA”) and comparable drug regulatory agencies outside of the United States to which they are subject including but not limited to the European Medicines Agency (collectively, the “Regulatory Authorities”) and current Good Clinical Practices and Good Laboratory Practices, as applicable; the descriptions in the Registration Statement, the Disclosure Package or the Prospectus of the results of such studies and trials are accurate and complete in all material respects and fairly present the data derived from such studies and trials; the Company has no knowledge of any other studies or trials the results of which are inconsistent with or otherwise call into question the results described or referred to in the Registration Statement, the Disclosure Package and the Prospectus; the Company is in compliance in all material respects with all applicable statutes, rules and regulations of the Regulatory Authorities and has not received any written notices, correspondence or other communication from the Regulatory Authorities or any other governmental agency which could lead to the termination or suspension of any clinical trials or pre-clinical studies that are described in the Registration Statement, the Disclosure Package and the Prospectus or the results of which are referred to in the Registration Statement, Disclosure Package or the Prospectus, and, to the Company’s knowledge, there are no reasonable grounds for same.

(zz)            The Company (i) possesses all licenses, certificates, permits and other authorizations (collectively, “Permits”) issued by, and has made all declarations and filings with, the applicable federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of its properties or the conduct of its businesses as described in the Registration Statement, the Disclosure Package and the Prospectus, or to permit all clinical trials and nonclinical studies conducted by or on behalf of the Company, including, without limitation, all necessary FDA and applicable foreign regulatory agency approvals; (ii) the Company is not in violation of, or in default under, any such Permit; and (iii) the Company has not received notice of any revocation, suspension or modification of any such Permit in each case, except where failure to do so would reasonably be expected to result in a Material Adverse Effect. The Company (i) is, and at all times has been, in material compliance with all such Permits; and (ii) has not received any FDA Form 483, written notice of adverse finding, warning letter, untitled letter or other correspondence or written notice from any court or arbitrator or governmental or regulatory authority alleging or asserting non-compliance with (A) any Health Care Laws or (B) any Permits required by any such Health Care Laws.

(aaa)        To the knowledge of the Company, the manufacturing facilities and operations of its suppliers are operated in compliance in all material respects with all applicable statutes, rules, regulations and policies of the Regulatory Authorities.

(bbb)       None of the Company’s product candidates have received marketing approval from any Regulatory Authority.

(ccc)        The Company is a “foreign private issuer” within the meaning of Rule 405.

(ddd)       Except pursuant to this Agreement, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement.

(eee)        The statistical and market-related data included in the Registration Statement, the Disclosure Package and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate in all material respects.

(fff)           Each financial or operational projection or other “forward-looking statement” (as defined by Section 27A of the Securities Act or Section 21E of the Exchange Act) contained in the Registration Statement, the Disclosure Package or the Prospectus (i) was so included by the Company in good faith and with reasonable basis after due consideration by the Company of the underlying assumptions, estimates and other applicable facts and circumstances and (ii) is accompanied by meaningful cautionary statements identifying those factors that could cause actual results to differ materially from those in such forward-looking statement.

(ggg)       Neither the Company nor any of its subsidiaries nor any of its or their properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise), including under the laws of the Kingdom of Sweden and the European Union. The irrevocable and unconditional waiver and agreement of the Company contained in Section 14 of this Agreement not to plead or claim any such immunity in any legal action, suit or proceeding based on this Agreement is valid and binding under the laws of the Kingdom of Sweden.

(hhh)       Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries have been notified of, or have any knowledge of (i)(x) a security breach or incident, unauthorized access or disclosure, violations, outages or other compromise of or relating to any of the Company’s or any of its subsidiaries’ information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them and all Personal Data (defined below), sensitive, confidential or regulated data), equipment or technology (collectively, “IT Systems and Data”) or (y) of any event or condition that would reasonably be expected to result in, any security breach or incident, unauthorized access or disclosure or other compromise to its IT Systems and Data, except as would not, in the case of this clause (i), individually or in the aggregate, be reasonably expected to have a Material Adverse Effect; (ii) the Company and each of its subsidiaries have at all times been in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, in the case of this clause (ii), individually or in the aggregate, be reasonably expected to have a Material Adverse Effect; and (iii) the Company and its subsidiaries have implemented information system backup and disaster recovery procedures.

(iii)            The outstanding Common Shares of the Company have been duly listed and are freely tradable on Nasdaq Stockholm; the Company is in compliance with all listing and admission requirements and continuing obligations pursuant to applicable laws and the rules of Nasdaq Stockholm.

(jjj)            The sale or issuance of the Offered Securities by the Company will not violate the rules and regulations of Nasdaq Stockholm, the Swedish Penalties for Market Abuse in Financial Instruments Trading Act (SFS 2016:1307) (Lag (2016:1307) om straff för marknadsmissbruk på värdepappersmarknaden), as amended or the Market Abuse Regulation (EU) No 596/2014.

(kkk)       The Company has no debt securities that has been rated by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 3(a)(62) under the Exchange Act).

Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Offered Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

2.	Purchase and Sale.

(a)               Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, (i) the Company agrees to issue to each U.S. Underwriter, and each U.S. Underwriter agrees, severally and not jointly, to subscribe for from the Company, the respective numbers of Firm ADSs set forth opposite such Underwriter’s name in the first table in Schedule I hereto and (ii) the Company agrees to issue to each EU Underwriter, and each EU Underwriter agrees, severally and not jointly, to subscribe for from the Company, the respective numbers of Firm Shares set forth opposite such Underwriter’s name in the second table in Schedule I hereto. The Firm Shares (and, as the case may be, the Option Shares) and the Firm ADSs (and, as the case may be, the Option ADSs) are being offered as part of a single capital increase at an identical purchase price of $[●] per ADS (the “ADS Purchase Price”), corresponding to SEK [●] per Common Share (the “Share Purchase Price” and, together with the ADS Purchase Price, the “Purchase Price”).

(b)               Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to [●] Option Securities, which may be in the form of (i) Option ADSs, less an amount per ADS equal to any dividends or distributions declared by the Company and payable on the Firm ADSs or the Firm ADSs’ Underlying Shares but not payable on the Option ADSs or the Option ADSs’ Underlying Shares; and/or (ii) Option Shares, less an amount per Common Share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Option Shares. The number of Option Shares and Option ADSs, respectively, may be reallocated provided that the total number of Common Shares, including Common Shares represented by ADSs, issued as Option Securities shall not exceed 15% of the total number of Common Shares, including Common Shares represented by ADSs, issued as Firm Securities. Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the Prospectus upon written, electronic or telegraphic notice by the Representatives to the Company setting forth the number of shares of the Option Securities as to which the several Underwriters are exercising the option and the settlement date. The number of Option ADSs or Option Shares, as the case may be, to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option ADSs or Option Shares, as the case may be, to be purchased by the several Underwriters as such Underwriter is purchasing of the Firm ADSs or Firm Shares, as the case may be, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.

3.                  Delivery and Payment. Timing of payment and delivery of the Offered Securities shall be made in accordance with Schedule IV hereto. Delivery of and payment for (i) the Firm ADSs and the Option ADSs and (ii) the Firm Shares and the Option Shares (in each case if the option provided for in Section 2(b) hereof shall have been exercised on or before the second Business Day immediately preceding the Closing Date) shall be made at 10:00 AM, New York City time, on [●], 2021, or at such time on such later date not more than two Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement among the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Offered Securities being called in this Agreement the “Closing Date”). As used herein, “Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City. Delivery of the Offered ADSs shall be made to the U.S. Representatives for the designated accounts of the several U.S. Underwriters against payment by the several U.S. Underwriters through the U.S. Representatives of the ADS Purchase Price to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Offered ADSs shall be made through the facilities of The Depository Trust Company unless the U.S. Representatives shall otherwise instruct. Delivery of the Offered Shares shall be made to the EU Representatives for the designated accounts of the several EU Underwriters against payment by the several EU Underwriters through the EU Representatives of the Share Purchase Price to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Offered Shares shall be made through the facilities of Euroclear Sweden AB unless the EU Representatives shall otherwise instruct.

If the option provided for in Section 2(b) hereof is exercised with respect to the Option ADSs or Option Shares after the second Business Day immediately preceding the Closing Date, the Company will deliver the Option ADSs or Option Shares (at the expense of the Company), as the case may be, to the Representatives on the date specified by the Representatives (which shall be within two Business Days after exercise of said option) for the designated accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the ADS Purchase Price or the Share Purchase Price, as the case may be, to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. If settlement for the Option ADSs or Option Shares occurs after the Closing Date, the Company will deliver to the Representatives on the settlement date for the Option ADSs or Option Shares, as the case may be, and the obligation of the Underwriters to purchase the Option ADSs or Option Shares, as the case may be, shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

The ADR certificates, if any, evidencing the Firm ADSs and Option ADSs shall be registered in such names and in such denominations as the Representatives may request not less than one full Business Day prior to the Closing Date or the settlement date for the Option Securities, as the case may be.

4.                  Offering by Underwriters. It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Prospectus.

5.                  Agreements. The Company agrees with the several Underwriters that:

(a)               Prior to the termination of the offering of the Offered Securities, the Company will not file any amendment of the Registration Statement or the ADR Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. The Company will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the SEC pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the SEC pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement or the ADR Registration Statement shall have been filed with the SEC, (ii) when, prior to termination of the offering of the Offered Securities, any amendment to the Registration Statement or the ADR Registration Statement shall have been filed or become effective, (iii) of any request by the SEC or its staff for any amendment of the Registration Statement, the ADR Registration Statement or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the ADR Registration Statement or of any notice objecting to their use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement or the ADR Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or the ADR Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b)               If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b) , any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Company will (i) notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.

(c)               If, at any time when a prospectus relating to the Offered Securities is required to be delivered under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act (“Rule 172”)), any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Securities Act or the rules thereunder, the Company promptly will (i) notify the Representatives of any such event; (ii) prepare and file with the SEC, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance; and (iii) supply any supplemented Prospectus to you in such quantities as you may reasonably request.

(d)               As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act.

(e)               Upon request, the Company will furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement and the ADR Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement and the ADR Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required (including in circumstances where such requirement may be satisfied pursuant to Rule 172) by the Securities Act, as many copies of each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

(f)                The Company will arrange, if necessary, for the qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Offered Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Offered Securities, in any jurisdiction where it is not now so subject.

(g)               The Company will not, without the prior written consent of Citigroup Global Markets, Inc. and Jefferies LLC, offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the SEC in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any Common Shares or ADSs or any other securities convertible into, or exercisable, or exchangeable for, Common Shares or ADSs; or publicly announce an intention to effect any such transaction, for a period of 90 days after the date of this Agreement; provided, however, that the Company may: (i) effect the transactions contemplated hereby; (ii) issue and sell Common Shares pursuant to any employee stock option plan, incentive plan, employee stock purchase plan, stock bonus plan, stock option ownership plan, dividend reinvestment plan or warrant program of the Company in effect at the Execution Time or adopted in connection with the offering contemplated by this Agreement and described in the Disclosure Package, and the Company may issue Common Shares issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time; (iii) file one or more registration statements on Form S-8 relating to stock options or employee benefit plans of the Company described in the Disclosure Package and Prospectus; (iv) offer, issue and sell Common Shares in connection with any merger, acquisition or strategic investment (including any joint venture, strategic alliance, partnership, the acquisition or license of the business, property, technology or other assets of another individual or entity, or the assumption of an employee benefit plan in connection with such a merger or acquisition); (v) offer, issue and sell Common Shares, on an arm’s length basis to, to any unaffiliated collaborators, manufacturers, distributors, or any other similar parties pursuant to a collaboration, licensing agreement, strategic alliance, manufacturing or distribution agreement or similar transaction; or (vi) offer, issue and sell Common Shares, on an arm’s length basis to, to unaffiliated financial institutions or lessors pursuant to a commercial agreement, equipment financing transaction or commercial property lease transaction, provided, however, that the aggregate number of Common Shares that the Company may issue or agree to issue pursuant to clauses (iv), (v) and (vi) shall not exceed 5 % of the number of Common Shares outstanding immediately after the issuance and sale of securities, and provided, further, that each recipient of such securities agrees to restrictions on the resale of securities that are consistent with the provisions set forth in the lock-up letter described in Section 6(r) hereof .

(h)               If Citigroup Global Markets, Inc. and Jefferies LLC, in their sole discretion, agree to release or waive the restrictions set forth in a lock-up letter described in Section 6(r) hereof for an officer or director of the Company and provides the Company with notice of the impending release or waiver substantially in the form of Exhibit B-1 at least three Business Days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit B-2 hereto through a major news service at least two Business Days before the effective date of the release or waiver.

(i)                 The Company will use the net proceeds received by it from the sale of the Offered Securities in all material respects in the manner specified in the Disclosure Package under the heading “Use of Proceeds.”

(j)                 The Company will use its reasonable best efforts to maintain the listing for both the ADSs listed by the Company on the Nasdaq Global Select Market and the Common Shares listed by the Company on Nasdaq Stockholm.

(k)               The Company will file with the SEC such reports as may be required by Rule 463 under the Securities Act.

(l)                 The Company will not take, directly or indirectly, without giving effect to activities by the Underwriters, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

(m)             The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the SEC of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus, each Issuer Free Writing Prospectus, the ADR Registration Statement, and each amendment or supplement to any of them; (ii)  the preparation of the Deposit Agreement, the deposit of the Underlying Shares under the Deposit Agreement, the issuance thereunder of ADSs representing such deposited Underlying Shares, the issuance of ADRs evidencing such ADSs and the fees of the Depositary; (iii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus, the ADR Registration Statement, and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Offered Securities; (iv) the preparation, printing, authentication, issuance and delivery of certificates for the Offered Securities, including any stamp or transfer taxes in connection with the issuance and sale of the Offered Securities; (v) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Offered Securities; (vi) the registration of the Offered Securities under the Exchange Act and the listing of the Offered Securities on the Nasdaq Global Select Market; (vii) the listing of each of the Offered Shares and the Underlying Shares on Nasdaq Stockholm; (viii) any registration or qualification of the Offered Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (ix) any filings required to be made with FINRA (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings, with such fees and expenses of counsel contained in clauses (viii) and (ix) not to exceed $35,000 in the aggregate); (x) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Offered Securities, provided, however, that if the Representatives and the Company mutually agree that an aircraft shall be chartered in connection with any road show, the Company shall be responsible for 50% of the cost and expenses of such chartered aircraft and the Underwriters shall be responsible for the remaining 50% of such costs and expenses; (xi) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (xii) all other costs and expenses incident to the performance by the Company of its obligations hereunder.

(n)               The Company agrees that, unless it has or shall have obtained the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the SEC or retained by the Company under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule II hereto and any electronic road show. Any such free writing prospectus consented to by the Representatives or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rule 164 under the Securities Act (“Rule 164”) and Rule 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the SEC, legending and record keeping.

(o)               The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (a) completion of the distribution of the Offered Securities within the meaning of the Securities Act and (b) completion of the 90-day restricted period referred to in Section 5(g) hereof.

(p)               If at any time following the distribution of any Written Testing-the-Waters Communication, any event occurs as a result of which such Written Testing-the-Waters Communication would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Company will (i) notify promptly the Representatives so that use of the Written Testing-the-Waters Communication may cease until it is amended or supplemented; (ii) amend or supplement the Written Testing-the-Waters Communication to correct such statement or omission; and (iii) supply any amendment or supplement to the Representatives in such quantities as may be reasonably requested.

(q)               The Company agrees, at or prior to the Closing Date, to facilitate the issue of the Underlying Shares to the Custodian in accordance with the provisions of the Deposit Agreement and otherwise to comply with the Deposit Agreement so that the Offered ADSs will be issued by the Depositary against receipt of such Underlying Shares and delivered to the Underwriters on the Closing Date.

(r)                The Company will make the appropriate filings with the Swedish Companies Registration Office in relation to allotment of each of the Offered Shares and the Underlying Shares.

6.                  Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to subscribe for the Firm Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company contained in this Agreement as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations under this Agreement and to the following additional conditions:

(a)               The Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); any material required to be filed by the Company pursuant to Rule 433(d) shall have been filed with the SEC within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or the ADR Registration Statement or any notice objecting to their use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b)               The Company shall have requested and caused Goodwin Procter LLP, U.S. counsel for the Company, to have furnished to the Representatives their opinion and negative assurance letter, dated the Closing Date and addressed to the Representatives, in form and substance as previously agreed to with the Representatives.

(c)               The Company shall have requested and caused Advokatfirman Vinge KB, Swedish counsel for the Company, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, in form and substance as previously agreed to with the Representatives.

(d)               The Company shall have requested and caused each of Potter Clarkson LLP and Panitch Schwarze Belisario & Nadel, LLP, special counsel for the Company with respect to certain intellectual property matters, to have furnished to the Representatives their opinions, in form and substance as previously agreed to with the Representatives.

(e)               The Depositary shall have requested and caused Patterson Belknap Webb & Tyler LLP, counsel for the Depositary, to have furnished to the Representatives their opinion dated the Closing Date and addressed to the Representatives, in form and substance as previously agreed to with the Representatives.

(f)                The Representatives shall have received from Cooley LLP, U.S. counsel for the Underwriters, their opinion, dated the Closing Date and addressed to the Representatives, in form and substance as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(g)               The Representatives shall have received from Baker & McKenzie Advokatbyrå KB, Swedish counsel for the Underwriters, such opinions, dated the Closing Date and addressed to the Representatives, in form and substance as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(h)               The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chief Executive Officer and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the ADR Registration Statement, the Disclosure Package, the Prospectus and any amendment or supplement thereto, as well as each electronic road show used in connection with the offering of the Offered Securities, and this Agreement and that:

(i)                 the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii)              no stop order suspending the effectiveness of the Registration Statement or the ADR Registration Statement, or any notice objecting to their use, has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(iii)            since the date of the most recent financial statements included in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto), there has been no material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(i)                 The Company shall have requested and caused Ernst & Young AB to have furnished to the Representatives, at the Execution Time and at the Closing Date, letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that they are an independent registered public accounting firm within the meaning of the Securities Act and the applicable rules and regulations adopted by the SEC thereunder and by the Public Company Accounting Oversight Board and under applicable Swedish law, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Disclosure Package and the Prospectus (including, for the avoidance of doubt, as to compliance with Article 11 of Regulation S-X). The Company shall have requested and caused KPMG S.A. to have furnished to the Representatives, at the Execution Time and at the Closing Date, letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that they are independent certified public accountants with respect to Genkyotex S.A. under Rule 101 of the AICPA Code of Professional Conduct, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Disclosure Package and the Prospectus.

(j)                 Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment or supplement thereto) and the Prospectus (exclusive of any amendment or supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (i) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Offered Securities as contemplated by the Registration Statement (exclusive of any amendment or supplement thereto), the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(k)               The Deposit Agreement is and remains in full force and effect; the Company and the Depositary shall have taken all action necessary to permit the deposit of the Underlying Shares and the issuance of the Offered ADSs in accordance with the Deposit Agreement.

(l)                 The Depositary shall have furnished or caused to be furnished to the Representatives a certificate of one of its authorized officers, satisfactory to the Representatives, evidencing the deposit with the Custodian of the Underlying Shares against the issuance of the Offered ADSs to be delivered by the Company on the Closing Date, the execution, issuance, countersignature (if applicable) and delivery of the Offered ADSs pursuant to the Deposit Agreement and such other matters related thereto as the Representatives reasonably request.

(m)             At or prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

(n)               The Offered ADSs shall have been listed and admitted and authorized for trading on the Nasdaq Global Select Market, and satisfactory evidence of such actions shall have been provided to the Representatives.

(o)               Each of the Offered Shares and the Underlying Shares have been registered by the Swedish Companies Registration Office.

(p)               Each of the Offered Shares and the Underlying Shares shall have been listed and admitted and authorized for trading on Nasdaq Stockholm, and satisfactory evidence of such actions shall have been provided to the Representatives.

(q)               At or before the Execution Time, the Company shall have furnished to the Representatives a lock-up letter substantially in the form of Exhibit A hereto from each officer and director of the Company listed on Annex A, addressed to the Representatives.

(r)                At the Execution Time and as of each Closing Date, the Representatives shall have received from the principal financial officer of the Company a certificate, in form and substance satisfactory to the Representatives.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Cooley LLP, counsel for the Underwriters, at 55 Hudson Yards, New York, New York 10001, on the Closing Date.

7.                  Reimbursement of Underwriters’ Expenses. If the sale of the Offered Securities provided for in this Agreement is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through Citigroup Global Markets Inc. on demand for all documented expenses (including reasonable fees and disbursements of counsel) that shall have been reasonably incurred by them in connection with the proposed purchase and sale of the Offered Securities.

8.                  Indemnification and Contribution.

(a)               The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees, affiliates and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Offered Securities as originally filed or in any amendment thereof, or in the ADR Registration Statement as originally filed or in any amendment thereof, or in any Preliminary Prospectus, or in the Prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b)               Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement or the ADR Registration Statement, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus consists of the following statements set forth in the Preliminary Prospectus and the Prospectus: [the third sentence of the fifth paragraph, the second and third sentences of the sixth paragraph, the first sentence of the thirteenth paragraph, the third and fourth sentences of the fourteenth paragraph and the sixteenth paragraph] under the heading “Underwriting.”

(c)               Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)               In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively, “Losses”) to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the offering of the Offered Securities. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), in no event shall any Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Offered Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee, affiliate and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and the ADR Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

9.                  Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Offered Securities agreed to be purchased by such Underwriter or Underwriters under this Agreement and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Offered Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Firm Securities set forth opposite the names of all the remaining Underwriters) the Offered Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Offered Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Firm Securities set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Offered Securities, and if such nondefaulting Underwriters do not purchase all the Offered Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement, the ADR Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default under this Agreement.

10.              Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Offered Securities, if at any time prior to such delivery and payment (i) trading in the Company’s Common Shares or ADSs shall have been suspended by the SEC, Nasdaq Stockholm or the Nasdaq Global Select Market or trading in securities generally on the New York Stock Exchange, the Nasdaq Stock Market or Nasdaq Stockholm shall have been suspended or limited or minimum prices shall have been established on any of such exchanges, (ii) a banking moratorium shall have been declared by U.S. Federal, New York State authorities or authorities in the Kingdom of Sweden, the United Kingdom or the European Union, (iii) there shall have occurred a material disruption in commercial banking or securities settlement or clearance services or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States or the Kingdom of Sweden of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Offered Securities as contemplated by the Preliminary Prospectus and the Prospectus (exclusive of any amendment or supplement thereto).

11.              Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers or directors and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors, employees, agents, affiliates or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Offered Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12.              Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to (i) Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York 10013, Attention: General Counsel, facsimile number: +1 (646) 291-1469; (ii) Citigroup Global Markets Limited, at Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB, United Kingdom, Attention: General Counsel; and (iii) Jefferies LLC, Jefferies International Limited and Jefferies GmbH, at 520 Madison Avenue, New York, New York 10022, Attention: General Counsel, facsimile number: +1 646 619 4437 with a copy (which shall not constitute notice) to Cooley LLP, 55 Hudson Yards, New York, New York 10001, Attention: Joshua A. Kaufman and Divakar Gupta; or, if sent to the Company, will be mailed, delivered or telefaxed to Calliditas Therapeutics AB at Kungsbron 1, C8, SE-111 22 Stockholm, Sweden, 46-0-8-611-3303., Attention: Chief Financial Officer, with a copy (which shall not constitute notice) to Goodwin Procter LLP, 620 Eighth Avenue, New York, New York 10018, Attention: Kristopher Brown and James Xu.

13.              Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14.              Jurisdiction. The Company agrees that any suit, action or proceeding against the Company brought by any Underwriter, the directors, officers, employees, affiliates and agents of any Underwriter, or by any person who controls any Underwriter, arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any State or U.S. federal court in The City of New York and County of New York, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding. The Company has appointed Calliditas Therapeutics Inc. as its authorized agent (the “Authorized Agent”) upon whom process may be served in any suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated herein that may be instituted in any State or U.S. federal court in The City of New York and County of New York, by any Underwriter, the directors, officers, employees, affiliates and agents of any Underwriter, or by any person who controls any Underwriter, and expressly accepts the non-exclusive jurisdiction of any such court in respect of any such suit, action or proceeding. The Company hereby represents and warrants that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Company. Notwithstanding the foregoing, any action arising out of or based upon this Agreement may be instituted by any Underwriter, the directors, officers, employees and agents of any Underwriter, or by any person who controls any Underwriter, in any court of competent jurisdiction in the Kingdom of Sweden.

15.              Recognition of the U.S. Special Resolution Regimes.

(a)        In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)        In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 15, “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b), (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b) or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

16.              No Fiduciary Duty. The Company hereby acknowledges that (a) the purchase and sale of the Offered Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company and (c) the Company’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

17.              Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

18.              Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

19.              Currency. Each reference in this Agreement to U.S. Dollars (the “relevant currency”) is of the essence. To the fullest extent permitted by law, the obligations of each of the Company in respect of any amount due under this Agreement will, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the relevant currency that the party entitled to receive such payment may, in accordance with its normal procedures, purchase with the sum paid in such other currency (after any premium and costs of exchange) on the Business Day immediately following the day on which such party receives such payment. If the amount in the relevant currency that may be so purchased for any reason falls short of the amount originally due, the Company making such payment will pay such additional amounts, in the relevant currency, as may be necessary to compensate for the shortfall. Any obligation of any of the Company not discharged by such payment will, to the fullest extent permitted by applicable law, be due as a separate and independent obligation and, until discharged as provided herein, will continue in full force and effect.

20.              EEA Product Governance. Solely for the purposes of Article 9(8) of the Commission Delegated Directive 2017/593 (the “Delegated Directive”) regarding the responsibilities of “manufacturers” under the Product Governance requirements contained within: (a) Directive 2014/65/EU on markets in financial instruments, as amended (“MIFID II”); (b) Articles 9 and 10 of the Delegated Directive; and (c) local implementing measures (the “EU MIFID II Product Governance Requirements”), each Underwriter, to whom such rules apply, acknowledges to each other Underwriter that it understands the responsibilities conferred upon it under the EU MIFID II Product Governance Requirements relating to: (i) the target market for the Private Placement; (ii) the eligible distribution channels for dissemination of the Offered Shares; and (iii) the requirement to carry out a product approval process.

21.              UK Product Governance. Solely for the purposes of PROD 3.2.7 of the FCA Handbook Product Intervention and Product Governance Sourcebook (“PROD”) regarding the responsibilities of “manufacturers” under the Product Governance requirements contained within PROD (the “UK MiFIR Product Governance Rules”), each Underwriter, to whom such rules apply, acknowledges to each other Underwriter that it understands the responsibilities conferred upon it under the UK MiFIR Product Governance Rules relating to: (i) the target market for the Private Placement; (ii) the eligible distribution channels for dissemination of the Offered Shares; and (iii) the requirement to carry out a product approval process.

22.              Taxes. All payments to be made by the Company to the Underwriters under this Agreement shall be made gross, without withholding or deduction for or on account of any present or future Swedish taxes, duties or governmental shares whatsoever unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, except for any net income, capital gains, dividends or franchise taxes imposed on the Underwriters by the Kingdom of Sweden or the United States or the United Kingdom or any political subdivision or any taxing authority thereof or therein as a result of any present or former connection (other than any connection resulting from the transactions contemplated by this Agreement) between the Underwriters and the jurisdiction imposing such withholding or deductions, the Company shall pay such additional amounts as may be necessary in order to ensure that the net amounts received after such withholding or deductions shall equal the amounts that would have been received if no withholding or deduction has been made.

23.              Waiver of Immunity. To the extent that the Company has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment in aid or otherwise) with respect to itself or any of its property, the Company hereby irrevocably waives and agrees not to plead or claim such immunity in respect of its obligations under this Agreement

24.              Waiver of Jury Trial. The Company hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

25.              Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement. This Agreement may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, including www.docusign.com or www.echosign.com) or other transmission method of any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

26.              Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

Very truly yours,

CALLIDITAS THERAPEUTICS AB

By:
Name:
Title:

[Signature Page to Underwriting Agreement]

The foregoing Agreement is hereby
confirmed and accepted as of the date
first above written.

Citigroup Global Markets Inc.
Jefferies LLC
Citigroup Global Markets Limited
Jefferies International Limited

Jefferies GmbH

By:	Citigroup Global Markets Inc.

By:
Name:
Title:

By:	Jefferies LLC

By:
Name:
Title:

By: Citigroup Global Markets Limited

By:
Name:
Title:

By: Jefferies International Limited

By:
Name:
Title:

By: JEFFERIES GMBH

By:
Name:
Title:

By:
Name:
Title:

For themselves and the other several
Underwriters named in Schedule I to
the foregoing Agreement.

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriters	Number of Firm ADSs to be Purchased
Citigroup Global Markets Inc.	[●]
Jefferies LLC	[●]
Stifel, Nicolaus & Company, Incorporated	[●]
Kempen & Co U.S.A., Inc.	[●]
LifeSci Capital, LLC	[●]
Total	[●]

Underwriters	Number of Firm Shares to be Purchased
Citigroup Global Markets Limited	[●]
Jefferies International Limited/Jefferies GmbH(1)	[●]
Stifel, Nicolaus & Company, Incorporated	[●]
Kempen & Co U.S.A., Inc.	[●]
LifeSci Capital, LLC	[●]
Carnegie Investment Bank AB (publ)	[●]
Total	[●]

(1) The division of services between Jefferies International Limited and Jefferies GmbH shall be determined at Jefferies’ absolute discretion, whereby regulated services with respect to EU 27 countries and EU 27 investors shall be undertaken by Jefferies GmbH only.

I-1

SCHEDULE II

Schedule of Free Writing Prospectuses included in the Disclosure Package

[None]

II-1

SCHEDULE III

Schedule of Written Testing-the-Waters Communications

[Testing-the-Waters Presentation dated January 2020]

III-1

SCHEDULE IV

IV-1

[Form of Lock Up Agreement]	EXHIBIT A

Lock-Up Agreement

Calliditas Therapeutics AB
Public Offering of Securities

________, 2021

Citigroup Global Markets Inc.

Jefferies LLC

As Representatives of the several Underwriters,

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

c/o Jefferies LLC
520 Madison Avenue
New York, New York 10022

Ladies and Gentlemen:

This letter agreement (this “Agreement”) is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”), between Calliditas Therapeutics AB, a Swedish public limited liability company (the “Company”), and each of you as representatives (the “Representatives”) of a group of underwriters named therein (the “Underwriters”), relating to an underwritten public offering of ordinary shares (the “Offering”), quotient value SEK 0.04 per share (the “Ordinary Shares”), and/or American Depository Shares representing a certain number of Ordinary Shares to be determined (the “ADSs” and, together with the Ordinary Shares, the “Securities”), of the Company (the “Offering”).

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any Securities or any other securities convertible into, or exercisable or exchangeable for Securities, or publicly announce an intention to effect any such transaction, for a period from the date hereof until 90 days after the date of the Underwriting Agreement (the “Lock-Up Period”). If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing restrictions shall be equally applicable to any issuer-directed Securities the undersigned may purchase in the Offering.

The foregoing restrictions shall not apply to:

(i)            sales of Securities by the undersigned to the underwriters pursuant to the Underwriting Agreement;

(ii)           transactions relating to Securities or any other security acquired in the Offering (other than any issuer-directed Securities purchased in the Offering by an officer or director of the Company) or in open market transactions after the completion of the Offering;

(iii)          transfers of shares of Securities or any security convertible into Securities as a bona fide gift or charitable contribution;

(iv)          exercises of share options or warrants to purchase Securities or the vesting of awards of Securities and any related transfer of Securities to the Company in connection therewith (x) deemed to occur upon the “cashless” or “net” exercise of such options or warrants or (y) for the purpose of paying the exercise price, or debt obtained to pay the exercise price, of such options or warrants or for paying taxes due as a result of the exercise of such options or warrants, the vesting of such options, warrants or awards, or as a result of the vesting of such shares of Securities, it being understood that all shares of Securities received upon such exercise, vesting or transfer will remain subject to the restrictions of this agreement during the Lock-Up Period;

(v)          transfers of Securities or any security convertible into or exercisable or exchangeable for Securities to the Company in connection with the termination of the undersigned’s employment with the Company or pursuant to contractual arrangements under which the Company has the option to repurchase such shares;

(vi)         transfers to the spouse, domestic partner, parent, child or grandchild or first cousin of the undersigned (each, an “Immediate Family Member”) or to a trust formed for the direct or indirect benefit of the undersigned or an Immediate Family Member;

(vii)         transfers by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary, trustee or Immediate Family Member of the undersigned;

(viii)        transfers pursuant to a divorce settlement agreement or decree or a qualified domestic relations order;

(ix)          transfers of Securities or any security convertible into or exchangeable for Securities to any affiliate (as such term is defined in Rule 405 of the Securities Act of 1933, as amended), limited partners, general partners, limited liability company members or stockholders of the undersigned, or if the undersigned is a corporation to any wholly owned subsidiary of such corporation;

(x)            the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Securities or any security convertible into or exchangeable for Securities, provided that such plan does not provide for the transfer of shares of Securities during the Lock- Up Period and no filing under the Exchange Act or other public announcement shall be required or voluntarily made during the Lock-Up Period;

(xi)          transfers of Securities to a bona fide third party pursuant to a merger, consolidation, tender offer or other similar transaction made to all holders of Securities and involving a “Change of Control” of the Company after the Public Offering and approved by the Company’s Board of Directors (with “Change of Control” meaning the transfer of the Company’s voting securities in one transaction or a series of related transactions to any “person” (as defined in Section 13(d)(3) of the Exchange Act) or group of affiliated persons if, after such transfer, such person or group of affiliated persons would hold more than 75% of the outstanding voting securities of the Company (or the surviving entity)), provided that in the event that such transaction is not completed, the Securities held by the undersigned shall remain subject to the restrictions contained in this Agreement, and provided further that in the event any Securities not transferred in the Change of Control shall remain subject to the restrictions contained in this Agreement; or

(xii)        transfers of Securities to a capital insurance (Sw. kapitalförsäkring) or to an Investment Savings Account (Sw. investeringssparkonton), provided that no transactions in any such Securities shall be permitted during the Lock-Up Period;

provided, that, in the case of clauses (ii), (iv), (v) and (xii), (a) no filing under the Exchange Act or other public announcement reporting a reduction in beneficial ownership of Securities shall be required or voluntarily made during the Lock-Up Period, other than a filing required by Schedule 13F; provided further, that, in the case of any transfer or distribution pursuant to clauses (iii), (vi), (vii), (viii) and (ix), (a) the recipient agrees to be bound in writing by the same restrictions set forth herein for the duration of the Lock-Up Period and (b) no filing under the Exchange Act reporting a reduction in beneficial ownership of Securities shall be required or voluntarily made during the Lock-Up Period, other than a filing required by Schedule 13F, which shall state the nature of such transfer or distribution and (c) any such transfer shall not involve a disposition for value.

This lock-up agreement shall automatically terminate, and the undersigned shall be released from its obligations hereunder, upon the earliest to occur, if any, of (1) the execution of the Underwriting Agreement in connection with the Offering shall not have occurred on or before March 31, 2021 (provided that the Company may by written notice to the undersigned prior to March 31, 2021 extend such date for a period of up to three additional months), (2) the Company files an application to withdraw the registration statement relating to the Offering, (3) the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Securities to be sold thereunder or (4) the Representatives, on behalf of the underwriters, advise the Company, or the Company advises the Representatives, in writing, prior to the execution of the Underwriting Agreement, that they have determined not to proceed with the Offering.

If the undersigned is an officer or director of the Company, (i) the Representatives agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Securities, the Representatives will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representatives hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

This lock-up agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Yours very truly,

By:
Name:
Title:

EXHIBIT B-1

[Form of Waiver of Lock-up]

Calliditas Therapeutics AB
Public Offering of Securities

, 2021

[name and address of officer or director requesting waiver]

Dear Mr./Ms. [Name]:

This letter is being delivered to you in connection with the offering by Calliditas Therapeutics AB (the “Company”) of (i) common shares, quota value SEK 0.04 per share (the “Common Shares”), and (ii) Common Shares to be delivered in the form of American Depositary Shares (“ADSs”), of the Company, and the lock-up letter dated ______, 2021 (the “Lock-up Letter”), executed by you in connection with such offering, and your request for a [waiver] [release] dated [insert date], 2021, with respect to [__ Common Shares (the “Lock-Up Shares”)] [__ ADSs (the “Lock-Up ADSs”)].

Citigroup Global Markets Inc. and Jefferies LLC hereby agree to [waive] [release] the transfer restrictions set forth in the Lock-up Letter, but only with respect to the [Lock-Up Shares][Lock-Up ADSs], effective ______, 2021; provided, however, that such [waiver] [release] is conditioned on the Company announcing the impending [waiver] [release] by press release through a major news service at least two business days before effectiveness of such [waiver] [release]. This letter will serve as notice to the Company of the impending [waiver] [release].

Except as expressly [waived] [released] hereby, the Lock-up Letter shall remain in full force and effect.

Yours very truly,

Citigroup Global Markets Inc.

By:
Name:
Title:

Jefferies LLC

By:
Name:
Title:

cc: Calliditas Therapeutics AB

EXHIBIT B-2

[Form of Press Release]

Calliditas Therapeutics AB
[Date]

Calliditas Therapeutics AB (the “Company”) announced today that Citigroup Global Markets Inc. and Jefferies LLC, the joint book-running managers in the Company’s recent public sale of [●] common shares (“Common Shares”), including [●] common shares to be delivered in the form of [●] American Depositary Shares (“ADSs”), are [waiving] [releasing] a lock-up restriction with respect to ______ [Common Shares][ADSs] of the Company held by [certain officers or directors] [an officer or director] of the Company. The [waiver] [release] will take effect on ______, 2021, and the [Common Shares][ADSs] may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

ANNEX A

Lock-up Securityholders

Executive Officers:

•	Renée Aguiar-Lucander
•	Fredrik Johansson
•	Richard Philipson, M.D.
•	Andrew Udell
•	Frank Bringstrup, M.D.
•	Katayoum Welin-Berger, Ph.D.

Directors:

•	Elmar Schnee
•	Hilde Furberg
•	Lennart Hansson, Ph.D.
•	Diane Parks
•	Molly Henderson